As   filed with the Securities and Exchange Commission on September 28 , 2004
                                                           Registration No. 333-
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    ________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                           BOOTS & COOTS INTERNATIONAL
                               WELL CONTROL, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                            11-2908692
           (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)           Identification No.)

             11615 NORTH HOUSTON ROSSLYN                   77086
                   HOUSTON, TEXAS                        (Zip Code)
      (Address of Principal Executive Offices)

                                    ________

                           BOOTS & COOTS INTERNATIONAL
                               WELL CONTROL, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)
                                    ________

                   BRIAN KEITH                            Copy to:
               Corporate Secretary                  WILLIAM T. HELLER IV
             11615 N. Houston Rosslyn               Thompson & Knight LLP
              Houston, Texas  77086              333 Clay Street, Suite 3300
      (Name and address of agent for service)       Houston, Texas  77002
                                                       (713) 654-8111

                                 (281) 931-8884
                          (Telephone number, including
                        area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE

============================================================================================

TITLE OF               AMOUNT       PROPOSED MAXIMUM        PROPOSED            AMOUNT OF
SECURITIES TO          TO BE         OFFERING PRICE     MAXIMUM AGGREGATE   REGISTRATION FEE
BE REGISTERED      REGISTERED (1)    PER SHARE (2)     OFFERING PRICE (2)

-----------------  --------------  ------------------  -------------------  ----------------

Common Stock,            600,000      $          0.79  $           474,000  $          60.06
$.00001 par value       shares (2)
per share
============================================================================================

(1)  Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock  dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)  Estimated solely for the purpose of determining the registration fee pursuant to Rules
     457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis  of  the  average  of the high and low sales prices of the Common Stock reported on the American Stock Exchange on September 27, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------

Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

_____________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  Incorporation  of  Documents  by  Reference.
          -------------------------------------------

     The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 30, 2004.

(b) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2003, filed on March 30, 2004:

     (i)  the Registrant's Quarterly Report on Form 10-Q, filed on May 17, 2004;

     (ii) the Registrant's Quarterly Report on Form 10-Q, filed on August 16, 2004; and

    (iii) the Registrant's Current Report on Form 8-K, filed on August 24, 2004.

(c) The description of the common stock, par value $.00001 per share (the "Common Stock"), of the Registrant set forth as Item 1 of the Registrant's registration statement on Form 8-A filed January 22, 1998 and on Form 8-A filed December 5, 2001, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to: Boots & Coots International Well Control, Inc., 11615 North Houston Rosslyn, Houston, Texas 77086, Attention: Corporate Secretary,
(281)  931-8884.

Item  4.  Description  of  Securities.
          ---------------------------

Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.
          -------------------------------------------

Not  applicable.

Item  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

     The Registrant is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or on behalf of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or on behalf of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
Article VIII of the Registrant's By-Laws provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

     A Delaware corporation also has the power to purchase and maintain insurance for its directors, officers, employees and agents. The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the Registrant.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains such a provision.

     The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and By-Laws and Section 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Registrant's Amended and Restated Certificate of Incorporation, By-Laws and the DGCL.

Item  7.  Exemption  from  Registration  Claimed.
          --------------------------------------

Not  applicable.

Item  8.  Exhibits.
          --------

     In addition to the exhibits incorporated herein by reference, the following documents are filed as exhibits to this Registration Statement:

          4.1  Boots  &  Coots  International  Well  Control,  Inc.  Nonemployee
               Director  Stock  Option  Plan  , as amended, dated April 27, 2004

          5.1 Opinion of Thompson & Knight LLP, regarding 600,000 shares of Common Stock

          23.1 Consent  of  UHY  Mann  Frankfort  Stein  &  Lipp  CPAs,  LLP

          23.2 Consent of counsel (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item  9.  Undertakings.
          ------------

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28 , 2004.

                                  BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                                  By:  /s/  Jerry  Winchester
                                       ------------------------------------
                                       Jerry  Winchester
                                       Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Jerry Winchester and Brian Keith, or either of them, as their true and lawful attorneys-in-fact with full power to execute in their names and on their behalf, in the capacities indicated below, any and all amendments to this Registration Statement filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                     Capacity in Which Signed                Date
---------                     ------------------------                ----

/s/Jerry Winchester     Chief Executive Officer and Director September 28 , 2004
----------------------
Jerry Winchester

/s/Kevin Johnson        Principal Accounting Officer         September 28 , 2004
----------------------
Kevin Johnson

/s/K. Kirk Krist        Chairman of the Board                September 28 , 2004
----------------------
K. Kirk Krist

/s/W. Richard Anderson  Director                             September 28 , 2004
----------------------
W. Richard Anderson

/s/Robert S. Herlin     Director                             September 28 , 2004
----------------------
Robert S. Herlin

/s/E. J. DiPaolo        Director                             September 28 , 2004
----------------------
E. J. DiPaolo

                                INDEX TO EXHIBITS


Exhibit Number      Exhibit
--------------      -------

4.1 Boots & Coots International Well Control, Inc. Nonemployee Director Stock Option Plan, as amended, dated April 27, 2004

5.1 Opinion of Thompson & Knight LLP, regarding 600,000 shares of Common Stock

23.1                Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.2 Consent of counsel (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of this Registration Statement)